PREPARED BY:
Jennifer Neville

WHEN RECORDED RETURN TO:

Commercial Loan Services
KY1-4340
P.O. Box 33035
Louisville, KY 40232-3035

Deed Of Trust, Assignment of Leases and Rents, Security Agreement and Financing Statement

NOTICE OF CONFIDENTIALITY RIGHTS: IF YOU ARE A NATURAL PERSON, YOU MAY REMOVE OR STRIKE ANY OR ALL OF THE FOLLOWING INFORMATION FROM ANY INSTRUMENT THAT TRANSFERS AN INTEREST IN REAL PROPERTY BEFORE IT IS FILED FOR RECORD IN THE PUBLIC RECORDS: YOUR SOCIAL SECURITY NUMBER OR YOUR DRIVER'S LICENSE NUMBER.

THIS DEED OF TRUST is dated as of July 31, 2007, among The Leather Factory, L.P., whose address is 3847 East Loop 820 South, Fort Worth, TX 76119-4388 (the "Trustor"), Randall B. Durant, whose address is 700 North Pearl St., 8th Fl., Dallas, Texas 75201-7424 (the "Trustee") and JPMorgan Chase Bank, N.A., whose address is 420 Throckmorton, Suite 400, Fort Worth, TX 76102, and its successors and assigns (the "Beneficiary").

The Trustor irrevocably GRANTS, TRANSFERS, CONVEYS AND ASSIGNS to the Trustee, in trust, with power of sale, for the benefit of the Beneficiary, all of the Trustor's right, title and interest, now owned or hereafter acquired, in the "Premises." The Premises includes the following:

(1)    The real property, and all the existing or subsequently affixed or erected buildings, structures and improvements on it, described as:

         Located in the City of Ft. Worth, County of Tarrant, State of Texas:

TRACT 1:

Block 1, CAMPUS INDUSTRIAL PARK, an Addition to the City of Fort Worth, Tarrant County, Texas, according to plat recorded in Volume 38849, Page 61, Deed Records of Tarrant County, Texas.

TRACT II:

A tract of land out of the S. WOODY SURVEY, Abstract No. 1638, Tarrant County, Texas, and being more particularly described as follows:

Being a tract of land situated in the Samuel Woody Survey, Abstract No. 1638, in the City of Fort Worth, Tarrant County, Texas, being that same tract of land conveyed to Standard Motor Products, Inc. by deed recorded in Volume 13156, Page 311 of the Deed Records of Tarrant County, Texas, and being more particularly described by metes and bounds as follows:

Beginning at a 5/8 inch iron rod found for corner in the Northeast line of a tract of land conveyed to Texas Electric Service Company by deed recorded in Volume 2574, Page 545 of the Deed Records of Tarrant County, Texas, said point being the South corner of Block 1 of Campus Industrial Park, an addition to the City of Fort Worth, Tarrant County, Texas, according to the plat thereof recorded in Volume 388-49, Page 61 of the Deed Records of Tarrant County, Texas, same being the West corner of herein described tract;

Thence North 27 Degrees 57 Minutes 23 Seconds East, along the Southeast line of said addition, a distance of 697.28 feet to a 5/8 inch iron rod found for corner, said point being the West corner of Campus Business Park, an addition to the City of Fort Worth, Tarrant County, Texas, according to the plat thereof recorded in Volume 388-92, Page 6 of the Deed Records of Tarrant County, Texas, same being the North corner of herein described tract;

Thence South 62 Degrees 00 Minutes 56 Seconds East, along the Southwest line of said Campus Business Park addition, passing the South corner of said Campus Business Park addition, same being the most northerly West corner of a tract of land conveyed to Campus and I-20 Joint Venture by deed recorded in Volume 8342, Page 68 of the Deed Records of Tarrant County, Texas, and continuing along the most northerly Southwest line of said Campus and I-20 Joint Venture tract, for a total distance of 329.88 feet to a 5/8 inch iron rod found for corner, said point being the East corner of herein described tract;

Thence South 27 Degrees 57 Minutes 23 Seconds West, along the most southerly Northwest line of said Campus and I-20 Joint Venture tract, a distance of 780.11 feet to a 5/8 inch iron rod found for corner, said point being the beginning of a non-tangent curve to the left having a delta of 158 Degrees 06 Minutes 28 Seconds, a radius of 60.00 feet and a chord bearing and distance of South 51 Degrees 00 Minutes 26 Seconds West, 117.82 feet;

Thence, in a southwesterly direction, along said curve to the left, an arc length of 165.57 feet to a 1/2 inch iron rod found for corner in the Northeast line of said Texas Electric Service Company tract, said point being the South corner of herein described tract;

Thence North 28 Degrees 02 Minutes 34 Seconds West, along the Northeast line of said Texas Electric Service Company tract, a distance of 342.27 feet to the Point of Beginning and containing 259,182.73 square feet or 5.9500 acres of land.

         Commonly known as 1900 SE Loop 820, Ft. Worth, Texas 76115;

(2)    All easements, rights-of-way, licenses, privileges and hereditaments appurtenant to or used in connection with the Premises;

(3)    All land lying in the bed of any road, street, alley or the like, opened, proposed or vacated, public or private, or any strip or gore, adjoining the Premises;

(4)    Subject to the rights of the Beneficiary under Section 11 below, all machinery, apparatus, equipment, fittings, fixtures and articles of personal property of every kind and nature whatsoever located now or in the future in or upon the Premises and used or useable in connection with any present or future operation of the Premises (the "Equipment"). It is agreed that all Equipment is part of the Premises and appropriated to the use of the real estate and, whether affixed or annexed or not, shall for the purposes of this Deed of Trust, unless the Beneficiary shall otherwise elect, be deemed conclusively to be real estate that has been granted, transferred, conveyed and assigned to the Trustee under this Deed of Trust;

(5)    All mineral, coal, oil, gas and water rights, royalties, water courses, ditch rights, water and water stock, timber and timber rights, if any;

(6)    All insurance, condemnation and other awards or payments, including interest, made as a result of: (a) the exercise of the right of eminent domain; (b) the alteration of the grade of any street; (c) any loss of or damage to any building or other improvement on the Premises; (d) any other injury to or decrease in the value of the Premises; (e) any refund due on account of the payment of real estate taxes, assessments or other charges levied against or imposed upon the Premises and (f) the reasonable attorneys' fees, and court costs;

(7)    Subject to the rights of the Beneficiary under Section 9 below, all present and future (a) leases, subleases, licenses and other agreements for the use and/or occupancy of the Premises, oral or written, including, without limitation, all extensions, renewals, replacements and holdovers (collectively, the "Leases") and (b) rents, revenues, income, issues, royalties, profits, bonuses, accounts, cash, security deposits, advance rents and other payments and/or benefits, of every kind or nature, derived from the Leases and/or the Premises, including, without limitation, the Trustor's right to enforce the Leases and to receive and collect all payments and proceeds under the Leases (collectively, the "Rents");

(8)    All rights to make divisions of the real estate comprising the Premises that are exempt from the platting requirements of all applicable land division or platting acts, as amended from time to time; and

(9)    All licenses, contracts, permits and agreements required or used in connection with the ownership, maintenance or operation of the Premises.

The Trustor warrants that it is well and truly seized of good and marketable fee simple title to the real property comprising the Premises and it is the lawful owner of the personal property comprising the Premises, except for liens for taxes and assessments not yet due and payable, building and use restrictions of record, zoning ordinances, and any other encumbrances disclosed to the Beneficiary in writing as of the date of this Deed of Trust ("Permitted Encumbrances"). The Trustor shall forever warrant and defend the same unto the Beneficiary and its successors and assigns against all claims whatsoever, except for the Permitted Encumbrances. If the Premises are encumbered by Permitted Encumbrances, the Trustor shall perform all obligations and make all payments as required by the Permitted Encumbrances. The Trustor shall provide the Beneficiary copies of all writings pertaining to Permitted Encumbrances and the Beneficiary is authorized to request and receive that information from any other person without the consent or knowledge of the Trustor.

The term "Borrower" means the Trustor or any other person or entity liable to the Beneficiary under any instrument or agreement described in the definition of "Liabilities" herein, whether under any promissory note, guaranty, letter of credit application, this Deed of Trust, any other Related Documents or otherwise.

This Deed of Trust secures the Liabilities.

The term "Liabilities" means all indebtedness, liabilities and obligations of every kind and character of each Borrower to the Beneficiary, whether the indebtedness, liabilities and obligations are individual, joint or several, contingent or otherwise, now or hereafter existing, including, without limitation, all liabilities, interest, costs and fees, arising under or from any note, open account, overdraft, credit card, lease, Rate Management Transaction, letter of credit application, endorsement, surety agreement, guaranty, acceptance, foreign exchange contract or depository service contract, whether payable to the Beneficiary or to a third party and subsequently acquired by the Beneficiary, any monetary obligations (including interest) incurred or accrued during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, and all renewals, extensions, modifications, consolidations, rearrangements, restatements, replacements or substitutions of any of the foregoing. The Trustor and the Beneficiary specifically contemplate that Liabilities include indebtedness hereafter incurred by the Borrower to the Beneficiary. The term "Liabilities" includes, without limitation, the following:

(1) That certain Term Note, dated July 31, 2007 in the original principal amount of Five Million Five Hundred Thousand and 00/100 Dollars ($5,500,000.00), executed and delivered by The Leather Factory, L.P. and Tandy Leather Company, L.P. to the Beneficiary; and

(2) The performance of all of the promises and agreements contained in this Deed of Trust.

This Deed of Trust shall not apply to any obligation or debt incurred for personal, household or family purposes unless the note or guaranty evidencing such personal, household or family debt expressly states that it is secured by this Deed of Trust.

The term "Rate Management Transaction" in this Deed of Trust means any transaction, (including an agreement with respect thereto) now existing or hereafter entered into by any Borrower and the Beneficiary, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option, derivative transaction or any other similar transaction (including any option with respect to any of these transactions) or any combination thereof, whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures.

The term "Related Documents" in this Deed of Trust means all loan agreements, credit agreements, reimbursement agreements, security agreements, mortgages, deeds of trust, pledge agreements, assignments, guaranties, or any other instrument or document executed in connection with any of the Liabilities.

The Trustor promises and agrees with the Beneficiary that each of the following is true and will remain true until termination of this Deed of Trust and full and final payment of all Liabilities:

1.     Payment of Liabilities; Performance of Obligations. The Trustor shall promptly pay when due, whether by acceleration or otherwise, the Liabilities for which the Trustor is liable, and shall promptly perform all obligations to which the Trustor has agreed under the terms of this Deed of Trust and any of the other Related Documents.

2.     Taxes and Liens. The Trustor shall pay, when due, before any interest, collection fees or penalties shall accrue, all taxes, assessments, fines, impositions, and other charges which may become a lien prior to this Deed of Trust. Should the Trustor fail to make those payments, the Beneficiary may at its option and at the expense of the Trustor, pay the amounts due for the account of the Trustor. Upon the request of the Beneficiary, the Trustor shall immediately furnish to the Beneficiary all notices of amounts due and receipts evidencing payment. The Trustor shall promptly notify the Beneficiary of any lien on all or any part of the Premises and shall promptly discharge any unpermitted lien or encumbrance.

3.     Change in Taxes. In the event of the passage of any law or regulation, state, federal or municipal, subsequent to the date of this Deed of Trust, which changes or modifies the laws now in force governing the taxation of mortgages, deeds of trust or debts secured by mortgages or deeds of trust, or the manner of collecting those taxes, the Liabilities shall become due and payable immediately at the option of the Beneficiary.

4.     Insurance. The Trustor shall keep the Premises and the present and future buildings and other improvements (the "Improvements") on the Premises continuously insured for the benefit of the Beneficiary, at replacement cost for the full insurable value, without any reduction based upon the Trustor's acts, against fire and such other hazards and risks customarily covered by the standard form of extended coverage endorsement available in the state where the Premises are located, including risks of vandalism and malicious mischief. The Trustor shall further at all times provide flood insurance covering all Improvements and tangible personal property, if any, located on the Premises, if the Premises are at any time determined by the Beneficiary to be situated in an area designated as a Special Flood Hazard Area under the Flood Disaster Protection Act of 1973, as amended by the National Flood Insurance Reform Act of 1994 and regulations issued under it (the "Flood Insurance Act"). Such flood insurance policy shall be in the amount required by the Beneficiary (which may exceed the amount required under the Flood Insurance Act) and include a non-contributing mortgagee clause naming the Beneficiary as mortgagee. The Trustor shall additionally provide such other appropriate insurance as the Beneficiary may require from time to time. All insurance policies and renewals must be in form and substance acceptable to the Beneficiary, must provide for payment to the Beneficiary in the event of loss, regardless of any act or omission by the Trustor, must require thirty (30) days notice to the Beneficiary in the event of nonrenewal or cancellation and must be delivered to the Beneficiary within thirty (30) days prior to their respective effective dates. Should the Trustor fail to insure or fail to pay the premiums on any insurance or fail to deliver the policies or certificates or renewals to the Beneficiary, then the Beneficiary, at its option, may have the insurance written or renewed, and may pay the premiums, for the account of the Trustor. In the event of loss or damage, the proceeds of the insurance shall be paid to the Beneficiary alone. No loss or damage shall itself reduce the Liabilities. The Beneficiary is authorized to adjust and compromise a loss without the consent of the Trustor, to collect, receive and receipt for any proceeds in the name of the Beneficiary and the Trustor and to endorse the Trustor's name upon any check in payment of proceeds. The proceeds shall be applied first toward reimbursement of all costs and expenses of the Beneficiary in collecting the proceeds and then toward payment of the Liabilities or any portion of it, whether or not then due or payable, or the Beneficiary, at its option, may apply the proceeds, or any part of the proceeds, to the repair or rebuilding of the Premises provided that the Trustor (a) is not then or at any time during the course of restoration of the Premises in default under this Deed of Trust and (b) has complied with all requirements for application of the proceeds to restoration of the Premises as the Beneficiary, in its sole discretion may establish. The Trustor shall also provide and maintain comprehensive general liability insurance in such coverage amounts as the Beneficiary may request, with the Beneficiary being named as an additional insured on such policies. Evidence of the renewal of such liability insurance shall be delivered to the Beneficiary at the same time as evidence of the renewal of the property insurance required above must be delivered to the Beneficiary. If the Trustor fails to provide such liability insurance, and/or the renewals thereof, or fails to pay the premiums on such liability insurance when such premiums are due, then the Beneficiary may have such liability insurance written or renewed, and may pay the premiums, for the account of the Trustor.

5.     Reserves for Taxes and Insurance. The Trustor shall, if requested by the Beneficiary, pay to the Beneficiary, at the time of and in addition to the scheduled installments of principal and/or interest due under the Liabilities, a sum equal to (a) the amount estimated by the Beneficiary to be sufficient to enable the Beneficiary to pay, at least thirty (30) days before they become due and payable, all taxes, assessments and other similar charges levied against the Premises, plus (b) the amount of the annual premiums on any policies of insurance required to be carried by the Trustor, divided by (c) the number of installments due each year ((a) and (b) are collectively referred to as the "Charges"). Upon notice at any time, the Trustor will, within ten (10) days, deposit such additional sum as may be required for the payment of increased Charges. These sums may be commingled with the general funds of the Beneficiary and no interest shall be payable on them, nor shall these sums be deemed to be held in trust for the benefit of the Trustor. Notwithstanding payment of any sums by the Trustor to the Beneficiary under the terms of this Section, the Beneficiary shall have no obligation to pay any Charges. The obligation of the Trustor to pay the Charges is not affected or modified by the arrangements set out in this Section. Payment by the Beneficiary on any one or more occasions of all or any part of the Charges shall not be construed as obligating it to pay any Charges on any other occasion. If the Beneficiary elects to pay any Charge, it shall not be required to do so at any time prior to the date on which penalties, interest or collection fees begin to accrue. If the Beneficiary elects to pay any premium on any policy of insurance required to be carried by the Trustor, it may do so at any time prior to the cancellation of the policy.

In the event of the sale of the Premises by power of sale, or of the foreclosure of this Deed of Trust as a mortgage, any of the moneys then remaining on deposit with the Beneficiary or its agent shall be applied against the Liabilities prior to the commencement of such sale or such foreclosure proceedings. Any default by the Trustor in the performance of the provisions of this Section shall constitute a default under this Deed of Trust.

6.     Waste, Abandonment. The Trustor shall not abandon the Premises, commit or permit waste on the Premises, or do any other act causing the Premises to become less valuable. The Trustor will keep the Premises in good order and repair and in compliance in all material respects with any law, regulation, ordinance or contract affecting the Premises and, from time to time, will make all needful and proper replacements so that all fixtures, improvements and Equipment will at all times be in good condition, fit and proper for their respective purposes. Without limitation of the foregoing, nonpayment of the Charges shall constitute waste. Should the Trustor fail to effect any necessary repairs, the Beneficiary may, at its option and at the expense of the Trustor, make the repairs for the account of the Trustor. The Trustor shall use and maintain the Premises in conformance with all applicable laws, ordinances and regulations. The Beneficiary and/or the Trustee, or their authorized agents, shall have the right to enter upon and inspect the Premises at all reasonable times. The Trustor unconditionally agrees to timely pay all fees with respect to inspections of the Premises.

7.     Alterations, Removal. No building, structure, improvement, fixture, personal property or Equipment constituting any part of the Premises shall be removed, demolished or substantially altered without the prior written consent of the Beneficiary.

8.     Payment of Other Obligations. The Trustor shall also pay all other obligations which may become liens or charges against the Premises for any present or future repairs or improvements made on the Premises, or for any other goods, services, or utilities furnished to the Premises and shall not permit any lien or charge of any kind securing the repayment of borrowed funds (including the deferred purchase price for any property) to accrue and remain outstanding against the Premises.

9.     Assignment of Leases and Rents. As additional security for the Liabilities, the Trustor, by executing and delivering this Deed of Trust, absolutely, unconditionally, irrevocably and immediately assigns, grants, conveys and sets over unto the Beneficiary all of the Trustor's right, title and interest in and to all Leases and Rents. Copies of existing Leases and Lease amendments have been delivered to the Beneficiary. The Trustor will provide copies of any future Leases and Lease amendments to the Beneficiary.

Subject to the license granted to the Trustor below, the Beneficiary shall have the complete right and authority, at any time from and after the occurrence of any default in the payment or performance of any of the Liabilities or the occurrence of any default under this Deed of Trust, to collect and receive the Rents. For this purpose, the Beneficiary is hereby given and granted the following rights, powers and authority: (a) the Beneficiary may send notices to any and all tenants of the Premises advising them of this assignment and directing all the Rents to be paid directly to the Beneficiary or the Beneficiary's agent; (b) the Beneficiary may (i) enter upon and take possession of the Premises, (ii) demand, collect and receive from the tenants (or from any other persons liable therefor) all of the Rents, (iii) institute and carry on all legal proceedings necessary for the protection of the Premises, including such proceedings as may be necessary to recover possession of the Premises and collect the Rents, (iv) remove any tenant or other persons from the Premises, (v) enter upon the Premises to maintain the Premises and keep the same in repair, and pay the costs thereof and of all services of all employees, including their equipment, and of all continuing costs and expenses of maintaining the Premises in proper repair and condition and (vi) pay all taxes, assessments and water utilities and the premiums on fire and other insurance effected by the Beneficiary on the Premises; (c) the Beneficiary may do any and all things necessary or advisable to execute and comply with all applicable laws, rules, orders, ordinances and requirements of all governmental agencies; (d) the Beneficiary may (i) rent or lease the whole or any part of the Premises for such term or terms and on such conditions as the Beneficiary may deem appropriate, (ii) modify, terminate or accept the surrender of any Leases and/or (iii) waive, release, discharge or compromise any Rents or any obligations of any of the tenants under any Leases; (e) the Beneficiary may make any payment, including necessary costs, expenses and reasonable attorneys' fees and court costs, or perform any action, required of the Trustor under any Lease, without releasing the Trustor from the obligation to do so and without notice to or demand on the Trustor; (f) the Beneficiary may engage such agent or agents as the Beneficiary may deem appropriate, either in the Beneficiary's name or in the Trustor's name, to rent and manage the Premises, including the collection and application of the Rents; and (g) the Beneficiary may do all such other things and acts with respect to the Premises, the Leases and the Rents as the Beneficiary may deem appropriate and may act exclusively and solely in the place and stead of the Trustor. The Beneficiary has all of the powers of the Trustor for the purposes stated above. The Beneficiary shall not be required to do any of the foregoing acts or things and the fact that the Beneficiary shall have performed one or more of the foregoing acts or things shall not require the Beneficiary to do any other specific act or thing. The foregoing rights and remedies of the Beneficiary are in addition to and not in limitation of the rights and remedies of the Trustee and/or the Beneficiary at law, in equity, under this Deed of Trust or under any of the other Related Documents. The exercise by the Beneficiary of any of the foregoing rights and remedies shall not constitute a cure or waiver of any default in the payment or performance of any of the Liabilities or of any default under this Deed of Trust.

Any Rents received by the Beneficiary shall be applied against the Liabilities in such order or manner as the Beneficiary shall elect in its sole discretion.

The Trustor hereby irrevocably authorizes and directs the tenants under the Leases to pay the Rents to the Beneficiary upon written demand by the Beneficiary, without further consent of the Trustor. The tenants may rely upon any written statement delivered by the Beneficiary to the tenants. Any such payment to the Beneficiary shall constitute payment to the Trustor under the Leases. The provisions of this paragraph are intended solely for the benefit of the tenants and shall never inure to the benefit of the Trustor or any person claiming through or under the Trustor, other than a tenant who has not received such notice. This assignment is not contingent upon any notice or demand by the Beneficiary to the tenants.

This assignment shall not, prior to entry upon and taking possession of the Premises by the Beneficiary, be deemed to constitute the Beneficiary a "mortgagee in possession", nor obligate the Beneficiary to: (a) appear in or defend any proceedings relating to any of the Leases, the Rents or to the Premises; (b) take any action hereunder; (c) expend any money, incur any expense or perform any obligation or liability under the Leases; or (d) assume any obligation for any deposits delivered to the Trustor by any tenant and not delivered to the Beneficiary.

The Trustor consents to the appointment of a receiver for the Premises, without notice, if this is believed necessary or desirable by the Beneficiary.

The Rents constitute cash collateral as defined under federal bankruptcy law.

This assignment shall continue to be operative during the exercise of any power of sale, during any foreclosure or other proceeding taken to enforce this Deed of Trust and during any redemption period.

Until the occurrence of any default in the payment or performance of any of the Liabilities or the occurrence of a default under this Deed of Trust or under any loan papers related to the Liabilities the Trustor shall have a license, subject to the other covenants of the Trustor set forth in this assignment, to (a) remain in possession and control of the Premises, (b) operate and manage the Premises and (c) collect the Rents; provided that the granting of such license shall not constitute the Beneficiary's consent to the use of cash collateral in any bankruptcy proceedings. The foregoing license shall automatically and immediately terminate, without notice to the Trustor, upon the occurrence of any default in the payment or performance of any of the Liabilities or upon the occurrence of any default under this Deed of Trust or under any loan papers related to the Liabilities. Thereafter, the Trustor shall promptly pay or otherwise deliver to the Beneficiary all Rents that the Trustor may receive, and the Trustor shall hold such Rents in trust for the benefit of the Beneficiary until so paid or delivered to the Beneficiary.

The Trustor covenants, represents and warrants to the Beneficiary that the following statements are true and will remain true until the Deed of Trust is terminated and the Liabilities are paid in full:

(i)       The Trustor will fulfill and perform its obligations under all the Leases and give the Beneficiary prompt notice of any default in the performance of the terms and conditions of the Leases by either the Trustor or the tenant, together with copies of notices sent or received by the Trustor in connection with any Lease;

(ii)       Without the prior written consent of the Beneficiary, the Trustor shall not in any way (a) enter into any new Lease, (b) amend, modify, assign its interest under, cancel or terminate any Lease, (c) accept a surrender of any Lease, (d) accept any payment of Rent under any Lease more than thirty (30) days in advance or (e) waive, release, discharge or compromise any Rent or any of the tenant's obligations under any Lease, except that the Trustor may increase Lease rentals without the Beneficiary's consent;

(iii)      The Trustor will appear and defend or prosecute any action growing out of any Lease at the Trustor's cost and expense;

(iv)      The Beneficiary may, but shall not be required to, make any payment including necessary costs, expenses and reasonable attorneys' fees and court costs, or perform any action required of the Trustor under any Lease, without releasing the Trustor from the obligation to do so and without notice to or demand on the Trustor. The Trustor will, immediately upon demand, reimburse the Beneficiary for all such costs, expenses and fees, together with interest at the highest rate permitted by any instrument evidencing any of the Liabilities, all of which shall be added to the Liabilities;

(v)       The Trustor has not previously assigned any of its rights under any Lease. The Trustor has not accepted Rent more than thirty (30) days in advance of accrual. There is no present default under any Lease by either the Trustor or any tenant. All existing Leases are in full force and effect and unmodified. To the best of the Trustor's knowledge, no person or entity is in possession of the Premises, except pursuant to a valid and fully executed Lease that has been assigned to the Beneficiary pursuant to this assignment. The Trustor owns the Leases, is entitled to receive the Rents and has authority to assign the Leases and the Rents to the Beneficiary as set forth in this assignment. The Trustor will enforce the tenant's obligations under their respective Leases;

(vi)      The Beneficiary shall not be obligated by this assignment to perform or discharge any obligation under any Lease; and

(vii)     The Trustor covenants not to execute any other assignment of the Leases or the Rents as security for any debt without the prior written consent of the Beneficiary.

10.   Assignment of Interest as Tenant or Purchaser. If the Trustor's interest in the Premises is that of a tenant or a purchaser, the Trustor also grants, transfers, conveys and assigns to the Beneficiary and/or the Trustee, as additional security for the Liabilities, all of the Trustor's right, title and interest in and to any Leases, land contracts or other agreements by which the Trustor is leasing or purchasing all or any part of the Premises, including all modifications, renewals and extensions, and all of the Trustor's right, title and interest in and to any purchase options contained in any such Leases or other agreements. The Trustor agrees to pay each installment of rent, principal and interest required to be paid by it under any such Lease, land contract or other agreement when each installment becomes due and payable, whether by acceleration or otherwise. The Trustor further agrees to pay and perform all of its other obligations under any such Lease, land contract or other agreement.

If the Trustor defaults in the payment of any installment of rent, principal or interest, or in the payment or performance of any other obligation, under any such Lease, land contract or other agreement, the Beneficiary shall have the right, but not the obligation, to pay the installment or installments and to pay or perform the other obligations on behalf of and at the expense of the Trustor. If the Beneficiary receives a written notice of the Trustor's default under any such Lease, land contract or other agreement, the Beneficiary may rely on that notice as cause to take any action it deems necessary or reasonable to cure the default, even if the Trustor questions or denies the existence or nature of the default.

11.   Security Agreement. This Deed of Trust also constitutes a security agreement within the meaning of the Uniform Commercial Code as is in effect from time to time in the state in which the Premises is located (the "UCC"). In addition, to the extent that any Equipment or other personal property, tangible or intangible, that is included within the definition of the Premises, and all proceeds, products and supporting obligations of any of the foregoing (the "Collateral") is not real property but is covered by the UCC, the Trustor grants to the Beneficiary a security interest in any such Collateral. Accordingly, the Beneficiary and/or the Trustee shall each have all of the rights and remedies available to a secured party under the UCC.

Upon the occurrence of any default under this Deed of Trust, the Beneficiary and the Trustee shall have, in addition to the remedies provided by this Deed of Trust, the right to use any method of disposition of collateral authorized by the UCC with respect to any portion of the Premises subject to the UCC. The Beneficiary and/or the Trustee shall have the right to require the Trustor to assemble the Collateral and make it available to the Beneficiary and/or the Trustee at a place designated by the Beneficiary and/or the Trustee which is reasonably convenient to both parties, the right to take possession of the Collateral with or without demand and with or without process of law, and the right to sell and dispose of the Collateral and distribute the proceeds according to law. Should a default occur, the Trustor will pay to the Beneficiary and/or the Trustee all costs reasonably incurred by the Beneficiary and/or the Trustee for the purpose of enforcing its rights hereunder, to the extent not prohibited by law, including, without limitation: costs of foreclosure; costs of obtaining money damages; and a reasonable fee for the services of internal and outside attorneys employed or engaged by the Beneficiary and/or the Trustee for any purpose related to this security agreement, including, without limitation, consultation, drafting documents, sending notices or instituting, prosecuting or defending litigation or any proceeding. The Trustor agrees that upon default the Beneficiary and/or the Trustee may dispose of any of the Collateral in its then present condition, that the Beneficiary and/or the Trustee has no duty to repair or clean the Collateral prior to sale, and that the disposal of the Collateral in its present condition or without repair or clean-up shall not affect the commercial reasonableness of such sale or disposition. The Beneficiary's and/or the Trustee's compliance with any applicable state or federal law requirements in connection with the disposition of the Collateral will not adversely affect the commercial reasonableness of any sale of the Collateral. In connection with the right of the Beneficiary and/or the Trustee to take possession of the Collateral, the Beneficiary and/or the Trustee may, without liability on the part of the Beneficiary and/or the Trustee, take possession of any other items of property in or on the Collateral at the time of taking possession and hold them for the Trustor. If there is any statutory requirement for notice, that requirement shall be met if the Beneficiary and/or the Trustee sends notice to the Trustor at least ten (10) days prior to the date of the sale, disposition, or other event giving rise to the required notice. Upon the request of the Beneficiary and/or the Trustee, the Trustor shall execute and file such financing statements or similar records and shall take any other action requested by the Beneficiary and/or the Trustee to perfect and continue as perfected the Beneficiary's and/or the Trustee's security interests in the Equipment and other personal property included in the definition of the Premises. The Trustor shall pay (and shall reimburse the Beneficiary and/or the Trustee for) all costs, including attorneys' fees and court costs, of the preparation and filing of any financing statements and the taking of any such other actions. A carbon, photographic or other reproduction of this Deed of Trust is sufficient as, and can be filed as, a financing statement. The Beneficiary and/or the Trustee is irrevocably appointed the Trustor's attorney-in-fact to execute any financing statement or similar record on the Trustor's behalf covering the Equipment and other personal property, tangible or intangible, that is included within the definition of Premises. Additionally, if permitted by applicable law, the Trustor authorizes the Beneficiary and/or the Trustee to file one or more financing statements or similar records related to the security interests created by this Deed of Trust and further authorizes the Beneficiary and/or the Trustee, instead of the Trustor, to sign such financing statements or similar records. The Trustor shall execute and deliver, or cause to be executed and delivered, such other documents as the Beneficiary and/or the Trustee may from time to time request to perfect or to further evidence the security interest created in the Collateral by this Deed of Trust. The Trustor further represents and warrants to the Beneficiary that (a) its principal residence or chief executive office is at the address shown above and (b) the Trustor's name as it appears in this Deed of Trust is identical to the name of the Trustor appearing in the Trustor's organizational documents, as amended, including trust documents. The Trustor will not, without the Beneficiary's prior written consent, change (a) the Trustor's name, (b) the Trustor's business organization, (c) the jurisdiction under which the Trustor's business organization is formed or organized, or (d) the address of the Trustor's chief executive office or principal residence or of any additional places of the Trustor's business.

This Deed of Trust shall be effective as a financing statement filed as a fixture filing with respect to all fixtures included within the Premises and is to be filed for record in the real property records in the Office of the County Clerk for the county or counties where the Premises (including said fixtures) are situated. This Deed of Trust shall also be effective as a financing statement covering minerals or the like (including oil and gas) and accounts subject to Subsection 9.103(e) of the Texas Business and Commerce Code and is to be filed for record in the real property records of the county where the Premises are situated. The mailing address of the Trustor and the address of the Beneficiary from which information concerning the security interest may be obtained are set forth on the first page of this Deed of Trust.

12.   Reimbursement of Advances. If the Trustor fails to perform any of its obligations under this Deed of Trust, or if any action or proceeding is commenced which materially affects the Trustee's or the Beneficiary's interest in the Premises (including but not limited to a lien priority dispute, eminent domain, code enforcement, insolvency, bankruptcy or probate proceedings), then the Beneficiary at its sole option may make appearances, disburse sums and take any action it deems necessary to protect the Beneficiary's and/or the Trustee's interests (including but not limited to disbursement of reasonable attorneys' fees and court costs and entry upon the Premises to make repairs). Any amounts disbursed shall become additional Liabilities, shall be immediately due and payable upon notice from the Beneficiary to the Trustor, and shall bear interest at the highest rate permitted under any of the instruments evidencing any of the Liabilities. The Beneficiary's rights under this Section shall be in addition to all other rights and remedies of the Beneficiary and/or the Trustee under this Deed of Trust and the other Related Documents. Any action taken by the Beneficiary under this Section shall not be construed as curing any default that gave rise to such action by the Beneficiary.

13.   Due on Transfer. If all or any part of the Premises or any interest in the Premises is transferred without the Beneficiary's prior written consent, the Beneficiary may, at its sole option, declare the Liabilities to be immediately due and payable.

14.   No Additional Lien. The Trustor covenants not to execute any mortgage, deed of trust, security agreement, assignment of leases and rentals or other agreement granting a lien against the interest of the Trustor in the Premises without the prior written consent of the Beneficiary, and then only when the document granting that lien expressly provides that it shall be subject to the lien of this Deed of Trust for the full amount secured by this Deed of Trust and shall also be subject and subordinate to all present and future leases affecting the Premises.

15.   Eminent Domain. Notwithstanding any taking under the power of eminent domain, alteration of the grade of any road, alley, or the like, or other injury or damage to or decrease in value of the Premises by any public or quasi-public authority or corporation, the Trustor shall continue to pay the Liabilities in accordance with the terms of the Related Documents. By executing this Deed of Trust, the Trustor assigns, transfers and conveys the entire proceeds of any award or payment and any interest to the Beneficiary. The Trustor will notify the Beneficiary of any action or proceeding related to any taking of all or any part of the Premises, shall defend that action or proceeding in consultation with the Beneficiary and shall, if requested by the Beneficiary, deliver to the Beneficiary all documents and instruments that may be required to allow the Beneficiary to directly participate in or control such action or proceeding. The proceeds of any taking or grant in lieu of any taking shall be applied first toward reimbursement of all costs and expenses of the Beneficiary in collecting the proceeds, including reasonable attorneys' fees and court costs, and then toward payment of the Liabilities, whether or not then due or payable, or the Beneficiary, at its option, may apply the proceeds, or any part, to the alteration, restoration or rebuilding of the Premises.

16.   Environmental Provisions. As used herein: the term "Hazardous Substance" shall mean any substance, material, or waste that is (a) included within the definitions of "hazardous substances," "hazardous materials," "hazardous waste," "toxic substances," "toxic materials," "toxic waste," or words of similar import in any Environmental Law, (b) listed as hazardous substances by the United States Department of Transportation or by the Environmental Protection Agency, or (c) petroleum, petroleum-related, or a petroleum by-product, asbestos or asbestos-containing material, polychlorinated biphenyls, flammable, explosive, radioactive, freon gas, radon, or a pesticide, herbicide, or any other agricultural chemical. The term "Environmental Law" shall mean any federal, state or local law, rule, regulation, decision, policy or guideline, pertaining to Hazardous Substances, or protection of the environment, and all present and future amendments thereto. Except as disclosed in writing by the Trustor to the Beneficiary, the Trustor represents and warrants to the Beneficiary that (i) neither the Premises nor the Trustor are in violation of any Environmental Law applicable to the Premises, or are subject to any existing, pending or threatened governmental investigation pertaining to the Premises, or are subject to any remedial obligation or lien under or in connection with any Environmental Law, (ii) the Trustor has no actual knowledge or notice of the presence or release of Hazardous Substances in, on or around any part of the Premises or the soil, groundwater or soil vapor on or under the Premises, or the migration of any Hazardous Substance, from or to any other property in the vicinity of the Premises, and (iii) the Trustor's intended future use of the Premises will not result in the release of any Hazardous Substance in, on or around any part of the Premises or in the soil, groundwater or soil vapor on or under the Premises, or the migration of any Hazardous Substance from or to any other property in the vicinity of the Premises.

The Trustor shall neither use nor permit any third party to use, generate, manufacture, produce, store, or release, on, under or about the Premises, or transfer to or from the Premises, any Hazardous Substance, except in compliance with all Environmental Laws, and shall otherwise comply, at the Trustor's sole expense and responsibility, with all Environmental Laws, provided that if any such occurrence shall nevertheless happen, the Trustor shall promptly remedy such condition, at its sole expense and responsibility. The Trustor shall not permit any environmental liens to be placed on any portion of the Premises. The Trustor shall promptly notify the Beneficiary in writing if (a) any of the representations and warranties herein are no longer accurate, (b) there may be any Hazardous Substance in, on or around the Premises or the soil, groundwater or soil vapor on or under the Premises, or (c) any violation of any Environmental Law on or affecting or otherwise in respect of the Premises has occurred. The Beneficiary and its agents shall have the right, and are hereby authorized, at any reasonable time to enter upon the Premises for the purposes of observing the Premises, taking and removing soil or groundwater samples, and conducting tests and/or site assessments on the Premises, or taking such other actions as the Beneficiary deems necessary or advisable to cleanup, remove, resolve, or minimize the impact of, or otherwise deal with, any Hazardous Substances on or affecting the Premises following receipt of any notice from any person or entity asserting the existence or possible existence of any Hazardous Substances pertaining to the Premises, that, if true, could jeopardize the Beneficiary's security for the Liabilities. All reasonable costs and expenses paid or incurred by the Beneficiary in the exercise of any such rights shall be secured hereby and shall be payable by the Trustor upon demand.

The Trustor shall indemnify and hold the Beneficiary harmless from, for and against any and all actions, causes of action, claims, liabilities, damages (including foreseeable and unforeseeable consequential damages), losses, fines, penalties, judgments, awards, settlements, and costs and expenses (including, without limitation, reasonable attorneys' fees, experts', engineers' and consultants' fees, and costs and expenses of investigation, testing, remediation and dispute resolution) (collectively referred to as "Environmental Costs") that directly or indirectly arise out of or relate in any way to: (a) Any investigation, cleanup, removal, remediation, or restoration work of site conditions of the Premises relating to Hazardous Substances; (b) Any resulting damages, harm, or injuries to the person or property of any third parties or to any natural resources involving Hazardous Substances relating to the Premises; (c) Any actual or alleged past or present disposal, generation, manufacture, presence, processing, production, release, storage, transportation, treatment, or use of any Hazardous Substance on, under, or about the Premises; (d) Any actual or alleged past or present violation of any Environmental Law relating to the Premises; (e) Any lien on any part of the Premises under any Environmental Law; or (f) Breach of any representation or warranty by or covenant of the Trustor herein. Notwithstanding anything contained herein to the contrary, the foregoing indemnity shall not apply to (i) matters resulting from the gross negligence or willful misconduct of the Beneficiary, or (ii) matters resulting solely from the actions of the Beneficiary taken after the Beneficiary has taken title to, or exclusive possession of the Premises, provided that, in both cases, such matters shall not arise from or be accumulated with any condition of the Premises, which condition was not caused by the Beneficiary. The foregoing indemnity is expressly intended to include, and does include, any Environmental Costs arising as a result of any strict liability imposed or threatened to be imposed on the Beneficiary in connection with any of the indemnified matters described in this Section or arising as a result of the negligence of the Beneficiary in connection with such matters. This indemnity shall continue in full force and effect and shall survive the payment and performance of the Liabilities, the release of record of the lien, or any foreclosure (or action in lieu thereof), of this Mortgage, the exercise by the Beneficiary of any other remedy under this Mortgage or any other document or instrument evidencing or securing the Liabilities, and any suit, proceeding or judgment against the Trustor by the Beneficiary hereon.

17.   Events of Default; Remedies. If any of the Liabilities are not paid at maturity, whether by acceleration or otherwise, or if a default occurs by anyone under the terms of this Deed of Trust, or any Related Documents, then the Beneficiary and/or the Trustee may exercise all of the rights, powers and remedies expressly or impliedly conferred on or reserved to them under this Deed of Trust or any other Related Document, or now or later existing at law or in equity, including without limitation the following: (i) the Beneficiary may declare the Liabilities to be immediately due, (ii) the Beneficiary and/or the Trustee may proceed at law or in equity to collect the Liabilities, sell the Premises by power of sale, foreclose this Deed of Trust as a mortgage or otherwise pursue any of their rights or remedies available at law, in equity, pursuant to this Deed of Trust or pursuant to any of the other Related Documents and (iii) the Beneficiary and/or the Trustee may exercise any of their rights, powers or remedies pursuant to the UCC. The Beneficiary, shall be entitled to the appointment of a receiver for the Premises as a matter of right and without notice (without regard to the value of the Premises) and the Trustor specifically consents to that appointment without notice. Without limitation, the receiver shall have the power to protect and preserve the Premises, operate the Premises prior to and during any foreclosure proceedings, to collect the Rents and apply the proceeds, over and above the costs of the receivership, to the Liabilities. The receiver shall serve without bond, if permitted by law.

Upon the occurrence of a default hereunder, the Trustee, his successor or substitute, is authorized and empowered and it shall be the Trustee's special duty at the request of the Beneficiary to sell the Premises or any part thereof in accordance with the procedures and requirements of Texas Property Code §51.002 as then existing. After each sale, the Trustee shall make to the purchaser or purchasers at such sale good and sufficient conveyances in the name of the Trustor, conveying the property so sold to the purchaser or purchasers in fee simple with general warranty of title, and shall receive the proceeds of said sale or sales and apply the same as herein provided. Any and all statements of fact or other recitals made in any deed or deeds given by the Trustee or any successor or substitute appointed hereunder related to the Liabilities or the exercise of rights and remedies by the Beneficiary hereunder, or as to the refusal, failure or inability to act of the Trustee or any substitute or successor, shall be taken as prima facie evidence of the truth of the facts so stated and recited. The Trustee, his successor or substitute, may appoint or delegate any one or more persons as agent to perform any act or acts necessary or incident to any sale held by the Trustee, including, without limitation, the posting of notices and the conducting of sales, but in the name and on behalf of the Trustee, his successor or substitute.

The proceeds of any sale of the Premises, whether by power of sale or foreclosure, shall be retained by the Beneficiary, up to the amount due on the Liabilities, including costs of sale and any environmental remediation or other costs and expenses incurred by the Beneficiary and/or the Trustee in connection with the Liabilities and/or the Premises, including without limitation, attorneys' fees and court costs. By executing this Deed of Trust, the Trustor waives, in the event of a sale of the Premises by power of sale, a foreclosure of this Deed of Trust as a mortgage or the enforcement by the Beneficiary and/or the Trustee of any other rights and remedies in this Deed of Trust, any right otherwise available in respect to marshalling of assets which secure the Liabilities or to require the Beneficiary or the Trustee to pursue their remedies against any other such assets. The Trustor waives all errors and imperfections in any proceedings instituted by the Beneficiary and/or the Trustee to enforce any of their rights and remedies. The exercise of any one right or remedy by the Beneficiary and/or the Trustee under this Deed of Trust or any of the other Related Documents shall not impair or waive the Beneficiary's and/or the Trustee's right to exercise any other rights or remedies available to either of them at law, in equity, under this Deed of Trust or under any of the other Related Documents, all such rights and remedies being cumulative. All fees, costs and expenses incurred by the Beneficiary and/or the Trustee in pursuing or enforcing their rights and remedies at law, in equity, under this Deed of Trust or under any of the other Related Documents, whether or not a lawsuit or legal action is filed, including attorneys' and paralegals' fees, shall be payable by the Trustor to the Beneficiary on demand and shall be secured by this Deed of Trust.

18.   Pledge. If the Trustor is not liable for all or any part of the Liabilities, then the Trustor agrees that:

1.
If any moneys become available from any source other than the Premises that the Beneficiary can apply to the Liabilities, the Beneficiary may apply them in any manner it chooses, including but not limited to applying them against obligations, indebtedness or liabilities which are not secured by this Deed of Trust.

2.	The Beneficiary may take any action against the Borrower, the Premises or any other collateral for the Liabilities, or any other person or entity liable for any of the Liabilities.
3.
The Beneficiary may release the Borrower or anyone else from the Liabilities, either in whole or in part, or release the Premises in whole or in part or any other collateral for the Liabilities, and need not perfect a security interest in the Premises or any other collateral for the Liabilities.

4.
The Beneficiary does not have to exercise any rights that it has against the Borrower or anyone else, or make any effort to realize on the Premises or any other collateral for the Liabilities, or exercise any right of setoff.

5.
Without notice or demand and without affecting the Trustor's obligations hereunder, from time to time, the Beneficiary is authorized to: (a) renew, modify, compromise, rearrange, restate, consolidate, extend, accelerate or otherwise change the time for payment of, or otherwise change the terms of the Liabilities or any part thereof, including increasing or decreasing the rate of interest thereon; (b) release, substitute or add any one or more sureties, endorsers, or guarantors; (c) take and hold other collateral for the payment of the Liabilities, and enforce, exchange, substitute, subordinate, impair, waive or release any such collateral; (d) proceed against the Premises or any other collateral for the Liabilities and direct the order or manner of sale as the Beneficiary in its discretion may determine; and (e) apply any and all payments received by the Beneficiary in connection with the Liabilities, or recoveries from the Premises or any other collateral for the Liabilities, in such order or manner as the Beneficiary in its discretion may determine.

6.
The Trustor's obligations hereunder shall not be released, diminished or affected by (a) any act or omission of the Beneficiary, (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the Borrower, or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings affecting the Borrower or any of its assets or any other obligor on the Liabilities or that obligor's assets, (c) any change in the composition or structure of the Borrower or any other obligor on the Liabilities, including a merger or consolidation with any other person or entity, or (d) any payments made upon the Liabilities.

7.
The Trustor expressly consents to any impairment of any other collateral for the Liabilities, including, but not limited to, failure to perfect a security interest and release of any other collateral for the Liabilities and any such impairment or release shall not affect the Trustor's obligations hereunder.

8.
The Trustor waives and agrees not to enforce any rights of subrogation, contribution or indemnification that it may have against the Borrower, any person or entity liable on the Liabilities, or the Premises, until the Borrower and the Trustor have fully performed all their obligations to the Beneficiary, even if those obligations are not covered by this Deed of Trust.

9.
The Trustor waives (a) to the extent not prohibited by applicable law, all rights and benefits under any laws or statutes regarding sureties, as may be amended, (b) any right the Trustor may have to receive notice of the following matters before the Beneficiary enforces any of its rights: (i) the Beneficiary's acceptance of this Deed of Trust, (ii) incurrence or acquisition of any Liabilities, any credit that the Beneficiary extends to the Borrower, (iii) the Borrower's default, (iv) any demand,  intent to accelerate, diligence, presentment, dishonor and protest, or (v) any action that the Beneficiary takes regarding the Borrower, anyone else, any other collateral for the Liabilities, or any of the Liabilities, which it might be entitled to by law or under any other agreement, (c) any right it may have to require the Beneficiary to proceed against the Borrower, any guarantor or other obligor on the Liabilities, the Premises or any other collateral for the Liabilities, or pursue any remedy in the Beneficiary's power to pursue, (d) any defense based on any claim that the Trustor's obligations exceed or are more burdensome than those of the Borrower, (e) the benefit of any statute of limitations affecting the Trustor's obligations hereunder or the enforcement hereof, (f) any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever (other than payment in full) of the obligation of the Borrower for the Liabilities, and (g) any defense based on or arising out of any defense that the Borrower may have to the payment or performance of the Liabilities or any portion thereof. The Beneficiary may waive or delay enforcing any of its rights without losing them. Any waiver affects only the specific terms and time period stated in the waiver.

10.
The Trustor agrees that to the extent any payment or transfer is received by the Beneficiary in connection with the Liabilities, and all or any part of such payment or transfer is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be transferred or repaid by the Beneficiary or paid over to a trustee, receiver or any other person or entity, whether under any bankruptcy act or otherwise (any of those payments or transfers is hereinafter referred to as a "Preferential Payment"), then this Deed of Trust shall continue to be effective or shall be reinstated, as the case may be, even if all Liabilities have been paid in full, and whether or not the Beneficiary is in possession of this Deed of Trust or whether this Deed of Trust has been marked paid, cancelled, released or returned to the Trustor, and, to the extent of the payment or repayment or other transfer by the Beneficiary, the Liabilities or part intended to be satisfied by the Preferential Payment shall be revived and continued in full force and effect as if the Preferential Payment had not been made. If this Deed of Trust must be reinstated, the Trustor agrees to execute and deliver to the Beneficiary any new deeds of trust and agreements, if necessary or if requested by the Beneficiary, in form and substance acceptable to the Beneficiary, covering the Premises.

11.
The Trustor agrees to fully cooperate with the Beneficiary and not to delay, impede or otherwise interfere with the efforts of the Beneficiary to secure payment from the assets which secure the Liabilities including actions, proceedings, motions, orders, agreements or other matters relating to relief from automatic stay, abandonment of property, use of cash collateral and sale of the Beneficiary's collateral free and clear of all liens.

12.
The Trustor has (a) without reliance on the Beneficiary or any information received from the Trustor and based upon the records and information the Trustor deems appropriate, made an independent investigation of the Borrower, the Borrower's business, assets, operations, prospects and condition, financial or otherwise, and any circumstances that may bear upon those transactions, the Borrower or the obligations, liabilities and risks undertaken pursuant to this agreement; (b) adequate means to obtain from the Borrower on a continuing basis information concerning the Borrower and the Beneficiary has no duty to provide any information concerning the Borrower or other obligor on the Liabilities to the Trustor; (c) full and complete access to the Borrower and any and all records relating to any Liabilities now or in the future owing by the Borrower; (d) not relied and will not rely upon any representations or warranties of the Trustor not embodied in this agreement or any acts taken by the Trustor prior to or after the execution or other authentication and delivery of this agreement (including but not limited to any review by the Trustor of the business, assets, operations, prospects and condition, financial or otherwise, of the Borrower); and (e) determined that the Trustor will receive benefit, directly or indirectly, and has or will receive fair and reasonably equivalent value, for the execution and delivery of this agreement and the rights provided to the Beneficiary. By entering into this agreement, the Trustor does not intend: (i) to incur or believe that the Trustor will incur debts that would be beyond the Trustor's ability to pay as those debts mature; or (ii) to hinder, delay or defraud any creditor of the Trustor. The Trustor is neither engaged in nor about to engage in any business or transaction for which the remaining assets of the Trustor are unreasonably small in relation to the business or transaction, and any property remaining with the Trustor after the execution or other authentication of this agreement is not unreasonably small capital.

13.
Without limiting any foregoing waiver, consent or agreement, the Trustor further waives all rights, if any, of the Trustor under Rule 31, Texas Rules of Civil Procedure, or Chapter 34 of the Texas Business and Commerce Code, or Section 17.001 of the Texas Civil Practice and Remedies Code; and (i) to the extent the Trustor is subject to the Texas Revised Partnership Act ("TRPA") or Section 152.306 of the Texas Business Organizations Code ("BOC"), compliance by the Trustor with Section 3.05(d) of TRPA and Section 152.306(b) of BOC.

19.   Representations by the Trustor. Each Trustor represents that: (a) it owns the Premises in fee title subject only to the Permitted Encumbrances; (b) the execution and delivery of this Deed of Trust and the performance of the obligations it imposes do not violate any law, conflict with any agreement by which it is bound or require the consent or approval of any governmental authority or any third party; (c) this Deed of Trust is a valid and binding agreement enforceable according to its terms; (d) any balance sheets, profit and loss statements, and other financial statements furnished to the Beneficiary in connection with the Liabilities are accurate and fairly reflect the financial condition of the organizations and persons to which they apply on their effective dates, including contingent liabilities of every type, which financial condition has not changed materially and adversely since those dates; (e) it shall not permit any proceedings in foreclosure or otherwise that would affect the Premises, and (f) no portion of the Premises is being used as the Trustor's business or residential homestead. Each Trustor, other than a natural person, further represents that: (i) it is duly organized, validly existing and in good standing under the laws of the state where it is organized and in good standing in each state where it is doing business; and (ii) the execution and delivery of this Deed of Trust and the performance of the obligations it imposes (A) are within its powers and have been duly authorized by all necessary action of its governing body and (B) do not contravene the terms of its articles of incorporation or organization, its by-laws, or any partnership, operating or other agreement governing its affairs.

20.   Notice. Any notices and demands under or related to this Deed of Trust shall be in writing and delivered to the intended party at its address stated herein, and if to the Beneficiary, at its main office if no other address of the Beneficiary is specified herein, by one of the following means: (a) by hand; (b) by a nationally recognized overnight courier service; or (c) by certified mail, postage prepaid, with return receipt requested. Notice shall be deemed given: (a) upon receipt if delivered by hand; (b) on the Delivery Day after the day of deposit with a nationally recognized courier service; or (c) on the third Delivery Day after the notice is deposited in the mail. "Delivery Day" means a day other than a Saturday, a Sunday or any other day on which national banking associations are authorized to be closed. Any party may change its address for purposes of the receipt of notices and demands by giving notice of such change in the manner provided in this provision. This notice provision shall be inapplicable to any judicial or non-judicial proceeding where state law governs the manner and timing of notices in foreclosure or receivership proceedings.

21.   Miscellaneous. If any provision of this Deed of Trust is in conflict with any statute or rule of law or is otherwise unenforceable for any reason whatsoever, then that provision is null and void to the extent of the conflict or unenforceability and shall be severed from but shall not invalidate any other provision of this Deed of Trust. No waiver by the Beneficiary or the Trustee of any right or remedy granted or failure to insist on strict performance by the Trustor waives any other right or remedy of the Beneficiary and/or the Trustee or waives or bars the subsequent exercise of the same right or remedy by the Beneficiary and/or the Trustee for any subsequent default by the Trustor. All rights and remedies of the Beneficiary and the Trustee are cumulative. These promises and agreements bind and these rights benefit the parties and their respective successors and assigns. If there is more than one Trustor, the obligations under this Deed of Trust are joint and several and their agreements, representations, warranties and covenants shall be individual, joint and several. The Trustor agrees that the Beneficiary may at any time sell or transfer interests in all or any part of the Liabilities to one or more purchasers whether or not related to the Beneficiary.

This Deed of Trust and the Related Documents constitute the entire understanding of the parties hereto and may not be amended or altered except by a written instrument that has been signed by the party(ies) against which enforcement of the amendment or alteration is sought.

Captions in this Deed of Trust are for convenience of reference only and do not limit the provisions of this Deed of Trust.

Time is of the essence in this Deed of Trust.

There shall be no merger of the estate or interest created by this Deed of Trust with any other estate or interest in the Premises at any time held by or for the benefit of the Beneficiary, in any capacity, without the written consent of the Beneficiary.

The Beneficiary, at its option, from time to time, and more than once, may appoint in writing a successor or substitute trustee, with or without cause, including the resignation, absence, death, inability, refusal or failure to act of the Trustee. The successor or substitute trustee may be appointed without ever requiring the resignation of the former trustee and without any formality except for the execution and acknowledgment of the appointment by the Beneficiary of this Deed of Trust. The successor or substitute trustee shall then succeed to all rights, obligations, and duties of the Trustee. If the Beneficiary is a national banking association or corporation and such appointment is executed on its behalf by an officer of such national banking association or corporation, such appointment shall be conclusively presumed to be executed with authority and shall be valid and sufficient without proof of any action by the board of directors or any superior officer of the association or corporation. The Trustee shall not be liable for any error or judgment or act done by the Trustee in good faith, or be otherwise responsible or accountable under any circumstances whatsoever (including, without limitation, the Trustee's negligence) except for the Trustee's gross negligence or willful misconduct. The Trustee shall have the right to rely on any instrument, document or signature authorizing or supporting any action taken or proposed to be taken by him hereunder, believed by him in good faith to be genuine.

22.   Governing Law and Venue. This Deed of Trust shall be governed by and construed in accordance with the laws of the State of Texas (without giving effect to its laws of conflicts); provided, however, that if the real estate that is the subject of this Deed of Trust is located in another state, the laws of such other state shall govern the validity, enforceability, perfection, priority, construction, effect, enforcement and remedies with respect to this Deed of Trust, but nothing herein shall be construed to provide that the laws of any state other than the State of Texas shall apply to the obligations and indebtedness secured by this Deed of Trust. The Trustor agrees that any legal action or proceeding with respect to any of its obligations under this Deed of Trust may be brought by the Beneficiary in any state or federal court located in the State of Texas, as the Beneficiary in its sole discretion may elect. By the execution and delivery of this Deed of Trust, the Trustor submits to and accepts, for itself and in respect of its property, generally and unconditionally, the non-exclusive jurisdiction of those courts. The Trustor waives any claim that the State of Texas is not a convenient forum or the proper venue for any such suit, action or proceeding.

23.   Indemnification. In addition to the indemnification provisions described in the Section captioned "Environmental Provisions" of this Deed of Trust, the Trustor agrees to indemnify, defend and hold the Beneficiary, its parent companies, subsidiaries, affiliates, their respective successors and assigns and each of their respective shareholders, directors, officers, employees and agents (collectively the "Indemnified Persons") harmless from and against any and all loss, liability, obligation, damage, penalty, judgment, claim, deficiency, expense, interest, penalties, attorneys' fees (including the fees and expenses of attorneys engaged by the Indemnified Person at the Indemnified Person's reasonable discretion) and amounts paid in settlement ("Claims") to which any Indemnified Person may become subject arising out of or relating to this agreement or the Collateral, except to the limited extent that the Claims are proximately caused by the Indemnified Person's gross negligence or willful misconduct. The indemnification provided for in this Section shall survive the termination of this agreement and shall not be affected by the presence, absence or amount of or the payment or nonpayment of any claim, under, any insurance.

The Trustor's indemnity obligations under this Section shall not in any way be affected by the presence or absence of covering insurance, or by the amount of such insurance or by the failure or refusal of any insurance carrier to perform any obligation on its part under any insurance policy or policies affecting the Trustor's assets or the Trustor's business activities. Should any Claim be made or brought against any Indemnified Person by reason of any event as to which Trustor's indemnification obligations apply, then, upon any Indemnified Person's demand, the Trustor, at its sole cost and expense, shall defend such Claim in the Trustor's name, if necessary, by the attorneys for the Trustor's insurance carrier (if such Claim is covered by insurance), or otherwise by such attorneys as any Indemnified Person shall approve. Any Indemnified Person may also engage its own attorneys at its reasonable discretion to defend the Indemnified Person and to assist in its defense and the Trustor agrees to pay the fees and disbursements of such attorneys.

WITHOUT LIMITATION OF THE FOREGOING, IT IS THE INTENTION OF TRUSTOR AND TRUSTOR AGREES THAT THE FOREGOING INDEMNITIES SHALL APPLY TO EACH INDEMNIFIED PERSON WITH RESPECT TO CLAIMS, OBLIGATIONS, DAMAGES, LOSSES, COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ATTORNEYS' FEES), DEMANDS, LIABILITIES, PENALTIES, FINES AND FORFEITURES WHICH IN WHOLE OR IN PART ARE CAUSED BY OR ARISE OUT OF THE NEGLIGENCE OF SUCH (AND/OR ANY OTHER) INDEMNIFIED PERSON.

24.   Information Waiver. The Trustor agrees that the Beneficiary may provide any information or knowledge the Beneficiary may have about the Trustor or about any matter relating to this Deed of Trust or the Related Documents to JPMorgan Chase & Co., or any of its subsidiaries or affiliates or their successors, or to any one or more purchasers or potential purchasers of all or any part of the Liabilities and/or the Related Documents.

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25.   WAIVER OF SPECIAL DAMAGES. THE TRUSTOR WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE UNDERSIGNED MAY HAVE TO CLAIM OR RECOVER FROM THE BENEFICIARY IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

26.   JURY WAIVER. THE TRUSTOR AND THE BENEFICIARY (BY THEIR ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED ON CONTRACT, TORT, OR OTHERWISE) BETWEEN THE TRUSTOR AND THE BENEFICIARY ARISING OUT OF OR IN ANY WAY RELATED TO THIS DOCUMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO THE BENEFICIARY TO PROVIDE THE FINANCING DESCRIBED HEREIN.

THIS AGREEMENT AND THE OTHER WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.
        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

Trustor:

The Leather Factory, L.P.

By: The Leather Factory, Inc.

By:

Ron Morgan	CEO and President
Printed Name	Title

The Beneficiary is executing this agreement for the purpose of acknowledging and agreeing to the foregoing Jury Waiver, the notice given under §26.02 of the Texas Business and Commerce Code and the Beneficiary's failure to execute or authenticate this agreement will not invalidate this agreement.

Beneficiary:

JPMorgan Chase Bank, N.A.

By:

Printed Name	Title

ACKNOWLEDGMENT

State of	)
) ss
County of	)

The foregoing instrument was acknowledged before me on		, 20	, by

.

Given under my hand and notarial seal this	day of	, 20	.

My Commission Expires:
Notary Public, State of

Notary's Printed Name:

State of	)
) ss
County of	)

The foregoing instrument was acknowledged before me on		, 20	, by

.

Given under my hand and notarial seal this	day of	, 20	.

My Commission Expires:
Notary Public, State of

Notary's Printed Name: